BANDAG, INCORPORATED AND SUBSIDIARIES
                                                                   Exhibit 11

   COMPUTATION OF EARNINGS PER SHARE

                                            For The Three      For the Six
                                            Months Ended       Months Ended
                                              June 30,           June 30,
                                           1995      1994     1995     1994

                                            (In thousands except per share
                                                         data)
    Net earnings per common and common
      equivalent share:

      Weighted average number of shares
       of Common Stock, Class A Common
       Stock and Class B Common Stock
       outstanding                         25,728    26,994   25,895   27,052

      Additional shares assuming
       exercise of dilutive stock
       options - based on treasury
       stock method using average
       market price                           119       112      119      112
                                           ______    ______   ______   ______

    AVERAGE NUMBER OF COMMON AND COMMON
      EQUIVALENT SHARES                    25,847    27,106   26,014   27,164
                                           ======    ======   ======   ======

    Net earnings                          $24,910   $21,645  $44,489  $37,076
                                           ======    ======   ======   ======

    Net earnings per common and common
     equivalent share                       $0.96     $0.79    $1.71    $1.36
                                           ======    ======   ======   ======
    Net earnings per common share
     assuming full dilution:

      Weighted average shares
       outstanding                         25,728    26,994   25,895   27,052

      Additional shares assuming
       exercise of dilutive stock
       options-based on the treasury
       stock method using the month-end
       price if higher than the average
       market price                           123       112      123      112
                                           ______    ______   ______   ______


    FULLY-DILUTED AVERAGE NUMBER OF
      COMMON AND COMMON EQUIVALENT
      SHARES                               25,851    27,106   26,018   27,164
                                           ======    ======   ======   ======

    Net earnings                          $24,910   $21,645  $44,489  $37,076
                                           ======    ======   ======   ======

    Net earnings per common and common
     equivalent share                       $0.96     $0.79    $1.71    $1.36
                                           ======    ======   ======   ======